EXHIBIT 5

Letterhead of Piper Rudnick LLP	6225 Smith Avenue Baltimore, Maryland 21209-3600 main 410.580.3000 fax 410.580.3001

February 12, 2004

COLUMBIA BANCORP

7168 Columbia Gateway Drive

Columbia, Maryland 21046

Registration Statement on Form S-8

Ladies and Gentlemen:

We serve as counsel for Columbia Bancorp, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-8 of the Company (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) of 340,505 shares (the “Shares”) of common stock, par value $.01 per share, of the Company (the “Common Stock”) to be issued pursuant to the Columbia Bancorp 1997 Stock Option Plan, as amended and restated as of May 29, 2003 (the “Plan”). This opinion is being furnished to your at your request in connection with the filing of the Registration Statement.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Charter and By-Laws of the Company, the Plan, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares, a short-form good standing certificate for the Company issued as of a recent date by the Maryland State Department of Assessments and Taxation, a Certificate of the Secretary of the Company dated February 12, 2004, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely on the Certificate of the Secretary.

Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares

COLUMBIA BANCORP

February 12, 2004

to be issued by the Company pursuant to the Plan have been duly and validly authorized and, when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

In addition to the qualifications set forth above, this opinion is subject to additional assumptions, qualifications, and limitations as follows:

(a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

(b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(c) We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.

(d) We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of shares of Common Stock authorized by the Company’s Charter at the time of their issuance.

(e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Piper Rudnick LLP